LAND O'LAKES REPORTS SECOND QUARTER RESULTS
Year-to-date earnings $44.3 million, Progress Against Strategic Initiatives


July 24, 2003 (Arden Hills, MN) ... Land O'Lakes, Inc., today reported its second quarter and year-to-date financial results, while also commenting on individual business unit performance and progress against key strategic initiatives.

For the quarter, the company reported $1.40 billion in sales and $44.7 million in net earnings, as compared to $1.42 billion and $48.3 million, respectively, in the second quarter of 2002. Year-to-date, sales are $2.85 billion and net earnings are $44.3 million, versus $2.95 billion and $47.3 million for the same period one year ago. EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and other items, as defined in the company's bond indenture) are at $85.5 million through June 30, as compared to $100.8 million one year ago. Company officials indicated that, when litigation settlement proceeds are excluded, 2003 first half EBITDA is $66.3 million, versus $68.1 million for the first half of 2002. Due to the challenging operating environment, Land O'Lakes revised its full-year EBITDA forecast from $255 million to $230 million.

Land O'Lakes also reported progress against three key strategic initiatives, as well as positive performance in its branded, value-added and proprietary businesses and product lines.

STRATEGIC INITIATIVES
Officials of the national dairy and agricultural cooperative reported progress in paying down debt, portfolio management and the building of its branded businesses.

Paying down debt. Land O'Lakes paid down term debt by approximately $12 million during the second quarter and made an additional $14 million payment earlier this month, bringing term-debt reduction since the start of the year to $88 million. The company closed the quarter with a long-term debt to capital ratio of 49.5 percent, as compared to 52.4 percent one year ago.

The company retained strong liquidity, ending the quarter with cash-on-hand of $105 million and unused borrowing authority of approximately $240 million. The company remained in compliance with all its financing covenants.

Portfolio Management. Land O'Lakes reported continued progress in reducing capital expenditures and exposure to market risk in Swine, significantly reducing the size of its Cost Plus (contract) program. The company also reported progress in "right-sizing" its dairy foods manufacturing business.

Building Branded Businesses. The company reported the successful launch of two new branded dairy products (LAND O LAKES Spreadable Butter with Canola Oil and LAND O LAKES Soft Baking Butter with Canola Oil); noted continued positive momentum in CROPLAN GENETICS-branded seed and AgriSolutions crop protection products; and indicated the strength of the LAND O LAKES Feed and Purina brands remain the foundation for its Feed business.

DAIRY FOODS
Land O'Lakes reported a $500,000 second quarter pretax loss, as compared to a loss of $5.4 million for the second quarter of 2002. The 2003 second quarter results included $13.1 million in positive pretax earnings in its Value Added Dairy Foods operations, and a pretax loss of $13.6 million in its Dairy Foods Industrial (manufacturing) operations. Year-to-date, Dairy Foods is reporting a pretax loss of $20.1 million, as compared to a pretax loss of $9.3 million over the first two quarters of 2002.

Commenting on Value Added operations, company officials indicated positive second quarter momentum resulted in year-to-date retail branded butter and spreads volume being up 6 percent over 2002 and private label butter volumes up 2 percent over the first two quarters of last year. Total cheese volumes ran basically even with one year ago, with a decline in retail cheese volumes offset by increased volume in the Foodservice area. Overall Foodservice volumes were up 5.5% over the first two quarters of 2002.

Land O'Lakes officials anticipate strong volumes in Dairy Foods going forward, as a result of the performance of new branded products; continued positive momentum in the Foodservice area; and the company's traditionally strong fourth quarter.

On the Industrial side of the Dairy Foods business, while there has been some improvement in commodity prices, the industry continues to face a milk supply/processing demand imbalance and depressed cheese, butter and milk prices (with prices through June averaging 8-9 percent below the same period one year ago). In addition, Land O'Lakes continued to face performance challenges related to its Cheese and Protein International (CPI) mozzarella and whey operations, complicated by depressed prices in both those markets. In the second quarter, Land O'Lakes reported progress in repositioning and right-sizing its Dairy Foods Industrial operations, with the sale of its Gustine, Calif., plant and significant progress toward the sale of its idle Perham, Minn. manufacturing facility.

FEED
In Feed, Land O'Lakes reported $11.5 million in pretax earnings for the second quarter, as compared to pretax earnings of $29.4 million for the second quarter of 2002. Year-to-date, pretax earnings in Feed are $26.7 million, down from $32.9 million through June 2002. Company officials noted that 2002 earnings included $32 million in proceeds from litigation settlements, while 2003 earnings included approximately $19 million in settlement proceeds.

The company continued to face significant challenges in the livestock/commodity animal feed area, where volumes were down 13.5 percent year-to-date versus 2002. Economic pressure on dairy and swine producers continued to constrain the livestock feed market, as did herd reductions and geographic shifts in animal populations. Company officials indicated futures markets are beginning to show improvement, which could benefit producers and the feed business in the second half.

Companion animal feed volume was up 1 percent through June. Horse feed reported a 5 volume percent increase over the first two quarters of 2002.

Company officials also reported that cost-focused initiatives in Feed produced nearly $10 million in savings relative to the first half of 2002.

SWINE
Swine continued to face a challenging market, although second quarter prices began to show some improvement, which should have a positive impact on this business segment. For the second quarter, the company reported a $1.1 million pretax loss in Swine, as compared to a $3.5 million loss for the second quarter of 2002. Year-to-date, Swine is reporting a pretax loss of $5.2 million, as compared to a loss of $4.0 million through June of 2002.

Volumes in Swine reflect the company's commitment to reducing exposure to market risk, with year-to-date volumes in the higher risk areas of Swine Programs and Farrow-to-Finish down 13 percent and 6 percent, respectively, from one year ago.

During the quarter, Land O'Lakes offered producers in the Cost Plus (contract) program, historically responsible for 40% of its losses in Swine, an "Early Exit" option. Producers representing nearly 40 percent of the total hogs in Cost Plus participated, reducing the number of hogs in the program from approximately 230,000 to 130,000. By year-end, company officials anticipate the program will be down to approximately 60,000 hogs.

LAYERS/EGGS
Land O'Lakes participates in the layers/eggs industry through MoArk LLC, a joint venture in which the company exercises 50% control. In Layers/Eggs, the company is reporting a pretax loss of $277,000 for the quarter, as compared to a loss of $7.1 million for the second quarter of 2002. Year-to-date, the company has recorded $629,000 in pretax earnings in Layers/Eggs.

Key drivers have been improved market prices and increased volumes, up 1.4 percent to 365 million dozen eggs over the first two quarters. LAND O LAKES-branded eggs also continued to gain momentum, with sales up from 1.6 million dozen over the first two quarters of 2002, to 2.3 million dozen through June 2003.

SEED
Seed continued its positive performance, with second quarter pretax earnings of $5.0 million, as compared to pretax earnings of $3.4 million for the second quarter of 2002. Year-to-date earnings are up approximately $1 million, to $15.6 million.

This performance is attributable to the strength of the CROPLAN GENETICS brand and solid volumes, with year-to-date corn volume up 25 percent, soybeans up 18 percent and alfalfa up 15 percent.

AGRONOMY
Land O'Lakes does its Agronomy business (crop nutrients and crop protection products) through its 50-percent ownership position in Agriliance. Land O'Lakes reported $42.0 million in Agronomy-related pretax earnings for the quarter, which included Agronomy's primary spring selling season, as compared to $41.0 million for the second quarter of 2002. Year-to-date results show $33.2 million in pretax Agronomy earnings, up about $8 million from one year ago.

The national food and agricultural cooperative will discuss its second quarter results in a conference call scheduled for 1:00 p.m., Eastern Time, July 24, 2003. The dial-in numbers are USA -- 1-888-793-1858; International -- 1-773-756-4700. The passcode is "Land O'Lakes." A replay of the conference call will be available through August 7, 2003, at USA -- 1-888-567-0441; International -- 1-402-998-1799. The replay access ID is #7148. Additional materials will be available on the company's website (www.landolakesinc.com) for an extended period of time.

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of approximately $6 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

                              Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, management's predictions about strong Dairy Foods volumes may be affected by, among other things, changes in consumer preferences and the competitive environment. In addition, management's expectations that the Company will receive a dividend from Agriliance in 2003 may be affected by, among other things, the competitive environment in which Agriliance competes, Agriliance's dependence on its suppliers and the discretion of Agriliance's board members to declare a dividend. The Company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances. For a discussion of additional factors that may materially affect management's estimates and predictions, please view Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2002, which can be found on the Securities and Exchange Commission web site (www.sec.gov) and the Company's website (www.landolakesinc.com).

                               LAND O'LAKES, INC.
                          CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                                                       JUNE 30,            DECEMBER 31,
                                                                         2003                  2002
------------------------------------------------------------------------------------------------------------
                                                                     (UNAUDITED)
ASSETS
Current assets:
     Cash and short-term investments                                      $    85,480           $    64,327
     Restricted cash                                                           20,000                     -
     Receivables, net                                                         392,856               567,584
     Receivable from legal settlement                                               -                96,707
     Inventories                                                              485,098               446,386
     Prepaid expenses                                                          42,868               189,246
     Other current assets                                                      43,745                13,878
------------------------------------------------------------------------------------------------------------
         Total current assets                                               1,070,047             1,378,128

Investments                                                                   598,461               545,592
Property, plant and equipment, net                                            563,085               579,860
Property under capital lease                                                  101,388               105,736
Goodwill, net                                                                 315,545               323,413
Other intangibles                                                             103,020               101,770
Other assets                                                                  204,057               211,823
------------------------------------------------------------------------------------------------------------
         Total assets                                                     $ 2,955,603           $ 3,246,322
============================================================================================================

LIABILITIES AND EQUITIES
Current liabilities:
     Notes and short-term obligations                                     $    52,138           $    37,829
     Current portion of long-term debt                                         65,814               104,563
     Current portion of obligation under capital lease                          8,867               108,279
     Accounts payable                                                         402,731               701,786
     Accrued expenses                                                         221,422               204,629
     Patronage refunds and other member equities payable                       10,770                12,388
------------------------------------------------------------------------------------------------------------
         Total current liabilities                                            761,742             1,169,474

Long-term debt                                                                972,980             1,007,308
Obligation under capital lease                                                 94,808                     -
Employee benefits and other liabilities                                       104,210               104,340
Deferred tax liabilities                                                       27,907                     -
Minority interests                                                             60,060                53,687

Equities:
     Capital stock                                                              2,147                 2,190
     Member equities                                                          872,972               873,659
     Retained earnings                                                         58,777                35,664
------------------------------------------------------------------------------------------------------------
         Total equities                                                       933,896               911,513
------------------------------------------------------------------------------------------------------------
Commitments and contingencies
------------------------------------------------------------------------------------------------------------
Total liabilities and equities                                            $ 2,955,603           $ 3,246,322
============================================================================================================

                               LAND O'LAKES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                    JUNE 30,                             JUNE 30,
                                                        ----------------------------------   ---------------------------------
                                                             2003              2002               2003              2002
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Net sales                                               $     1,396,043   $     1,419,769         2,850,495         2,952,002
Cost of sales                                                 1,271,120         1,295,866         2,600,023         2,680,124
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Gross profit                                                    124,923           123,903           250,472           271,878

Selling, general and administration                             110,260           124,193           230,229           251,714
Restructuring and impairment charges                              1,775             3,841             2,867             7,276
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Earnings (loss) from operations                                  12,888            (4,131)           17,376            12,888

Interest expense, net                                            16,891            17,401            34,276            34,948
Gain on legal settlements                                       (10,288)          (32,699)          (19,177)          (32,699)
Gain on sale of intangibles                                        (550)                -              (550)           (4,184)
Loss (gain) on divestiture of businesses                            700            (1,205)              700            (1,205)
Gain on sale of investment                                         (346)                -              (846)                -
Equity in earnings of affiliated companies                      (51,414)          (44,227)          (50,431)          (34,366)
Minority interest in earnings (loss) of subsidiaries              1,427            (1,024)            2,916               (90)
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Earnings before income taxes                                     56,468            57,623            50,488            50,484
Income tax expense                                               11,787             9,327             6,178             3,164
-----------------------------------------------------   ----------------  ----------------   ---------------   ---------------
Net earnings                                            $        44,681   $        48,296    $       44,310    $       47,320
=====================================================   ================  ================   ===============   ===============

                           LAND O'LAKES, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            ($ IN THOUSANDS)
                              (UNAUDITED)


                                                                                     SIX MONTHS ENDED
                                                                                         JUNE 30,
                                                                            -----------------------------------
                                                                              2003                 2002
                                                                            --------------     ----------------
Cash flows from operating activities:
     Net earnings                                                           $  44,310          $    47,320
     Adjustments to reconcile net earnings to net cash
      provided by operating activities:
         Depreciation and amortization                                         54,004               52,447
         Amortization of deferred financing charges                             1,846                1,587
         Bad debt expense                                                       1,760                2,636
         Proceeds from patronage revolvement received                           1,316                  261
         Non-cash patronage income                                             (1,222)                (203)
         Receivable from legal settlement                                      96,707                    -
         Decrease (increase) in other assets                                    8,302              (23,336)
         (Decrease) increase in other liabilities                                (130)              25,863
         Restructuring and impairment charges                                   2,867                7,276
         Loss (gain) on divestiture of businesses                                 700               (1,205)
         Equity in earnings of affiliated companies                           (50,431)             (34,366)
         Minority interests                                                     2,916                  (90)
         Other                                                                 (4,191)              (2,141)
     Changes in current assets and liabilities, net of acquisitions and divestitures:
        Receivables                                                           168,241              107,416
        Inventories                                                           (37,581)             (57,268)
        Other current assets                                                  150,298               90,719
        Accounts payable                                                     (300,513)            (196,464)
        Accrued expenses                                                       14,155                9,700
                                                                            --------------     ----------------
     Net cash provided by operating activities                                153,354               30,152

Cash flows from investing activities:
     Additions to property, plant and equipment                               (34,954)             (34,841)
     Payments for investments                                                  (9,675)              (4,669)
     Proceeds from divestiture of businesses                                      465                1,710
     Proceeds from sale of investments                                          3,000               21,059
     Proceeds from sale of property, plant and equipment                        8,015                9,828
     Dividends from investments in affiliated companies                         2,798                4,929
     Increase in restricted cash                                              (20,000)                   -
     Other                                                                      2,980                2,778
                                                                            --------------     ----------------
     Net cash (used) provided by investing activities                         (47,371)                 794

Cash flows from financing activities:
     Increase in short-term debt                                               14,309               10,320
     Proceeds from issuance of long-term debt                                   1,202                2,622
     Payments on principal of long-term debt                                  (73,052)             (60,147)
     Payments on principal of capital lease obligation                         (4,435)                   -
     Payments for redemption of member equities                               (23,662)             (36,472)
     Other                                                                        808                2,008
                                                                            --------------     ----------------
     Net cash used by financing activities                                    (84,830)             (81,669)
                                                                            --------------     ----------------
     Net increase (decrease) in cash                                           21,153              (50,723)
Cash and short-term investments at beginning of period                         64,327              130,169
                                                                            --------------     ----------------
Cash and short-term investments at end of period                            $  85,480          $    79,446
                                                                            ==============     ================

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                                           TWELVE
                                                         THREE MONTHS ENDED                SIX MONTHS ENDED             MONTHS ENDED
                                                              JUNE 30,                         JUNE 30,                   JUNE 30,
                                                      -----------------------------   ------------------------------   -------------
                                                          2003           2002            2003             2002              2003
--------------------------------------------------    --------------  -------------   -------------   --------------   -------------
NET EARNINGS                                          $     44,681    $    48,296     $    44,310     $     47,320      $    95,877
Income taxes expense                                        11,787          9,327           6,178            3,164              812
Minority interest in earnings (loss) of subsidiaries         1,427         (1,024)          2,916              (90)           8,493
Equity in earnings of affiliated companies                 (51,414)       (44,227)        (50,431)         (34,366)         (38,740)
Gain on sale of investment                                    (346)             -            (846)               -             (846)
Gain on divestiture of businesses                                -         (1,205)              -           (1,205)          (3,787)
Gain on sale of intangible                                    (550)             -            (550)          (4,184)            (550)
Interest expense, net                                       16,891         17,401          34,276           34,948           68,174
Cash patronage income                                        1,671            853           1,314               57              959
Joint venture cash distributions                               990          1,845           2,798            4,929           25,427
Depreciation and amortization                               27,362         26,530          54,004           54,034          103,669
Non-cash impairment charges                                    250          2,174             342            2,903           15,678
One-time items not included in bond EBITDA                  (6,374)           (50)         (6,374)             (68)          (6,374)
Severance costs incurred - PMI acquisition                       -            459               -              671            8,032
Unrealized hedging (gain) loss                              (3,203)        (6,231)         (5,974)         (11,294)           4,181
Unrestricted entities - EBITDA                               1,696          2,723           3,561            3,963           18,149
--------------------------------------------------    --------------  -------------   -------------   --------------   -------------
 BOND EBITDA                                          $     44,868    $    56,871     $   $85,524     $    100,782      $   299,154
==================================================    ==============  =============   =============   ===============  =============
ADJUSTMENTS TO BANK EBITDA:
Finance Co. and Conroe ACS restricted for Bank                                                                               (1,510)
Net legal accruals                                                                                                           (3,841)
Restructuring charges less cash paid                                                                                         (1,788)
Gain on divestiture of businesses                                                                                             3,787
Purina related - one-time charges                                                                                            10,602
Non-cash one-time items / reserves                                                                                           (4,237)
Gain on sale of assets                                                                                                       13,377
--------------------------------------------------                                                                     -------------
 BANK EBITDA                                                                                                            $   315,544
==================================================                                                                     =============
BANK COVENANTS
--------------

Interest expense coverage ratio - required  >   2.5                                                                          4.33 x
                                            -
Leverage ratio - required   <   4.25                                                                                         2.80 x
                            -

Consolidated cash interest expense (1)
--------------------------------------
INTEREST EXPENSE                                                                                                        $    68,174
Interest earned                                                                                                               7,757
Change in accrued interest                                                                                                    5,457
Unrestricted subs interest expense                                                                                           (2,924)
Non-cash amortized financing costs                                                                                           (5,511)
                                                                                                                       -------------
  TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                                                         $    72,953
                                                                                                                       =============

Consolidated Indebtedness (2)
-----------------------------
TOTAL INDEBTEDNESS (INCLUDING CAPITAL LEASE AND CAPITAL SECURITIES)                                                     $ 1,194,607
Less capital securities                                                                                                    (190,700)
Less CPI capital lease                                                                                                     (103,675)
Less CPI bonds                                                                                                              (15,365)
Less other unrestricted subs debt                                                                                              (647)
                                                                                                                       -------------
  TOTAL BANK CONSOLIDATED INDEBTEDNESS                                                                                  $   884,220
                                                                                                                       =============

BOND COVERAGE RATIO
-------------------

Interest expense coverage ratio - required  >   2.5                                                                          4.45 x
                                            -

Bond consolidated interest expense
----------------------------------
INTEREST EXPENSE                                                                                                        $    68,174
Unrestricted subs interest expense                                                                                           (1,055)
Capitalized interest                                                                                                            145
Interest on sales lease back transaction                                                                                         26
                                                                                                                       -------------
  TOTAL BOND CONSOLIDATED INTEREST EXPENSE                                                                              $    67,290
                                                                                                                       =============

(1) Dividends on capital securities are included in interest expense.
(2) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Credit Agreement.